                                                                   EXHIBIT 99-33

                                                                  EXECUTION COPY



                                 FIRST AMENDMENT



     FIRST AMENDMENT, dated as of April 5, 2000 (this "AMENDMENT"), to that certain THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 18, 2000 (the "EXISTING AGREEMENT"; and as amended by this Amendment the "AMENDED AGREEMENT"), among DTE Capital Corporation (the "BORROWER"), certain Lenders named therein and party thereto (the "LENDERS"), Citibank, N.A., as Agent (the "AGENT"), ABN Amro Bank N.V., Bank One, N.A., Barclays Bank PLC, Bayerische Landesbank Girozentrale, Cayman Islands Branch, Comerica Bank and Den Danske Bank Aktieselskab as Co-Agents, and Salomon Smith Barney Inc. as Arranger.

                              PRELIMINARY STATEMENT

     The Borrower, the Lenders and the Agent previously entered into the Existing Agreement. The parties hereto now wish to amend the Existing Agreement in certain particulars. The parties therefore agree as follows (capitalized terms used but not defined herein having the meanings assigned to such terms in the Existing Agreement):

     SECTION 1. AMENDMENT TO EXISTING AGREEMENT. The
Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

          (a) The definition of "Hedge Agreements" in Section 1.01 is amended in its entirety to read as follows:

               "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, except for those hedge agreements, which agreements shall be pari passu with or subordinate to this Agreement, that may be entered into by the Parent for an aggregate notional amount of up to $1.6 billion in connection with the Merger.

     SECTION 2. CONDITIONS OF EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective as of the date first written above when, and only when, the Administrative Agent shall have received from the Borrower, on behalf of each Lender counterparts of this Amendment executed by the Borrower and all the Lenders in sufficient quantity for each party to have a fully executed original.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants that (a) the representations and warranties contained in
Section 4.01 of the Amended Agreement are true and correct on and as of the date first above written as though made on and as of such date, with references to the Loan Documents contained therein being deemed to include this Amendment and the Existing Agreement, as amended hereby and (b) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes a Default.

     SECTION 4. REFERENCE TO AND EFFECT ON THE EXISTING AGREEMENT. Upon the effectiveness of Section 1 hereof, on and after the date hereof (a) each reference in the Existing Agreement to "this Agreement", "hereunder", "hereof" and each reference in any Note to "the Agreement", "thereunder" or "thereof" or, in either case, to words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement, as amended hereby, and
(b) each reference to the Loan Documents shall be deemed to be and include a reference to this Amendment and the Existing Agreement, as amended hereby. Except as specifically amended above, the Existing Agreement and the Notes are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any Loan Document, nor constitute a waiver of any provision of any Loan Document.

     SECTION 5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of King & Spalding, counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses (including, without limitation, counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment. In addition, the Borrower agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment, and the other instruments and documents to be delivered hereunder, and agree to save the Lenders and the Administrative Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                             DTE CAPITAL CORPORATION



                             By
                                ------------------------------
                               Name:
                               Title:


                             CITIBANK, N.A., as Agent



                             By
                                ------------------------------
                                Name:
                                Title:




AGREED and CONSENTED
to, as of the date first above
written:

DTE ENERGY COMPANY


By:
   -----------------------
   Title:

                                          Lenders

                                          CITIBANK, N.A.


                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          ABN AMRO BANK N.V.



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          BANK ONE, NA



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          BARCLAYS BANK PLC



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          BAYERISCHE LANDESBANK
                                           GIROZENTRALE, CAYMAN
                                           ISLANDS BRANCH



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:


                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          COMERICA BANK



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          DEN DANSKE BANK AKTIESELSKAB



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          THE BANK OF NEW YORK



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          THE BANK OF NOVA SCOTIA



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          THE CHASE MANHATTAN BANK



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          FIRST UNION NATIONAL BANK



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          SOCIETE GENERALE, CHICAGO
                                             BRANCH


                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          BANK HAPOALIM, B.M.



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          BW CAPITAL MARKETS, INC.



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          MELLON BANK, N.A.



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          PARIBAS



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          UNION BANK OF CALIFORNIA, N.A.



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          CIBC, INC.



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          THE DAI-ICHI KANGYO BANK, LTD.



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          KEYBANK NATIONAL ASSOCIATION



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:



                                          By
                                             ---------------------------------
                                             Name:
                                             Title:

                                          MICHIGAN NATIONAL BANK



                                          By
                                             ---------------------------------
                                             Name:
                                             Title: